Exhibit 21

Entity Name	Domestic Jurisdiction
AERCO International, Inc.	New Jersey
AHC Holding Company, Inc.	Delaware
Apex Valves Limited	New Zealand
Australian Valve Group Pty Ltd	Australia
Avlis Haws do Brasil Ltda	Brazil
Bar pneumatische steuerungssysteme GmbH	Germany
Black Teknigas & Electro Controls Limited	United Kingdom
BLÜCHER France SARL	France
BLÜCHER Germany GmbH	Germany
BLÜCHER Metal A/S	Denmark
BLÜCHER Norway AS	Norway
BLÜCHER Sweden AB	Sweden
BLÜCHER UK LTD	United Kingdom
BM Stainless Steel Drains Limited	United Kingdom
Bradley Company, LLC	Wisconsin
Dormont Manufacturing Company	Pennsylvania
Electro Controls Ltd.	United Kingdom
Enware Pty Ltd.	Australia
Haws AG	Switzerland
Haws Corporation	Nevada
Haws Deutschland GmbH	Germany
Haws India Pvt. Ltd.	India
Haws Manufacturing Pte. Ltd.	Singapore
Haws Middle East DWC LLC	Dubai
HF Scientific, LLC	Florida
I-Con Systems Holdings, LLC	Florida
I-Con Systems, LLC	Florida
Industrial Company for Castings and Sanitary Fittings	Saudi Arabia
Intelligent Conservation Systems, LLC	Florida
Intelligent Water Solutions by Watts Inc.	Delaware
Josam Industries, LLC	Delaware
PVI Riverside Holdings, Inc.	Delaware
SDB IP Holdings, LLC	Delaware
Socla Valves and Controls Iberica SA	Spain
SteamCo Holdings, LLC	Kansas
Superior Boiler Technologies, Inc.	Kansas
Superior Boiler, LLC	Kansas
Superior Equipment Holdings, LLC	Kansas
Superior Holding, Inc.	Kansas
Taft Engineering, Inc.	Colorado
Tekmar Control Systems, Inc.	Washington
Tekmar Control Systems Ltd.	British Columbia
Traynor Family Enterprise	Nevada
Watts (Ningbo) International Logistics Co., Ltd.	China
Watts (Shanghai) Management Company Limited	China
Watts Asia Pacific Sales Pte. Ltd.	Singapore
Watts Automation – Valpes S.A.S.	France
Watts Benelux B.V.B.A.	Belgium
Watts Deutschland Holdings GmbH & Co KG	Germany
Watts Electronics S.A.S.	France
Watts EMEA Holding BV	Netherlands
Watts Germany Holding GmbH	Germany
Watts Heating and Hot Water Solutions LLC	Delaware
Watts Holdings Limited	Gibraltar

Watts Hydraulics – Socla S.A.S.	France
Watts Industries Bulgaria EAD	Bulgaria
Watts Industries Deutschland GmbH	Germany
Watts Industries France S.A.S.	France
Watts Industries Iberica S.A.	Spain
Watts Industries Italia S.r.l.	Italy
Watts Industries Middle East FZE	Dubai
Watts Industries Nordic AB	Sweden
Watts Industries Polska Sp. z.o.o.	Poland
Watts Industries Tunisia S.A.S.	Tunisia
Watts Industries UK Limited	United Kingdom
Watts Intermes GmbH	Austria
Watts Italy Holding S.r.l.	Italy
Watts Manufacturing LLC	Delaware
Watts Manufacturing Mexico, S. de R.L. de C.V.	Mexico
Watts Manufacturing MX GmbH	Switzerland
Watts Regulator Co.	Massachusetts
Watts U.K. Ltd.	United Kingdom
Watts Water Equipment Manufacturing (Ningbo) Co., Ltd.	China
Watts Water Quality and Conditioning Products, LLC	Delaware
Watts Water Technologies (Australia) Pty Ltd.	Australia
Watts Water Technologies (Canada), Inc.	Canada
Watts Water Technologies (HK) Holding Limited	Hong Kong
Watts Water Technologies Latin America S.A. de C.V.	Mexico
WWT International Holding B.V.	Netherlands